UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 11, 2009

PLANETOUT INC.
 (Exact name of registrant as specified in its charter)

DELAWARE	000-50879	94-3391368
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10990 Wilshire Boulevard Penthouse, Los Angeles, California	90024
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 806-4288

1355 Sansome Street, San Francisco, California 94111
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.01 Changes in Control of Registrant.

On June 11, 2009, PlanetOut Inc. (the “Company”) was acquired by Here Media Inc. (“Here Media”) pursuant to the business combination (the “Business Combination”) provided for in the previously announced Agreement and Plan of Merger, dated as of January 8, 2009, entered into by and among the Company, Here Media, HMI Merger Sub, Inc., Here Networks LLC (“Here Networks”), Regent Entertainment Media Inc. (together with Here Networks, the “HMI Entities”) and the owners of the HMI Entities.

Upon completion of the Business Combination, one share of the common stock, $0.001 par value per share, and one share of the special stock, $0.001 par value per share, of Here Media were issued in exchange for each outstanding share of the common stock, $0.001 par value per share, of the Company.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: July 10, 2009

PLANETOUT INC.

By: /s/ Paul A. Colichman
       Name: Paul A. Colichman
       Title: Chief Executive Officer and President

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